                                                                     Exhibit 1.2
                                                                     -----------


                                COMDISCO, INC.
                           (A DELAWARE CORPORATION)

                            SENIOR DEBT SECURITIES

                                                       February 7, 1996

                                TERMS AGREEMENT

To:  COMDISCO, INC.
     6111 North River Road
     Rosemont, Illinois  60018

     Re:  Underwriting Agreement dated February 7, 1996

                            SENIOR DEBT SECURITIES
                            ----------------------

Title of Senior Debt Securities:       5 3/4% Notes Due
                                       February 15, 2001

Principal amount to be issued:         $250,000,000

Current ratings:                       Moody's Investors Service, Inc.:    Baa2
                                       Standard & Poor's Ratings Group:    BBB
                                       Duff & Phelp Credit Rating Co.:     BBB+

Interest rate:                         5 3/4%

Interest Payment Dates:                February 15 and August 15 of each year,
                                       commencing August 15, 1996

Date of Maturity:                      February 15, 2001

Form and Denomination:                 Fully registered in denominations of
                                       $1,000 and integral multiples thereof.

Redemption provisions:                 None

Sinking Fund requirements:             None

Delayed Delivery Contracts:            Not authorized

Public offering price:                 99.613%, plus accrued interest, if any,
                                       from February 12, 1996

Underwriting Discount:                 .600%

Closing Date and location:        February 12, 1996 in offices of McBride Baker
                                  & Coles, 500 West Madison Street, 40th Floor,
                                  Chicago, Illinois 60661


Rating Agencies applicable             Moody's Investors Service, Inc.,
to Sections 4 and 9 of                 Standard & Poor's Ratings Group
the Underwriting Agreement:            and Duff & Phelps Credit Rating Co.


Payment for the Securities shall be made to the Company in same day funds payable to the order of the Company against acknowledgment of satisfactory notation of the Underwriter's interest in the Global Note representing the Securities by the Underwriters.

Each Underwriter severally agrees, subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of Securities set forth opposite its name.

                                                             Principal
Underwriter                                                   Amount
-----------                                                 -----------
Smith Barney Inc.                                           $50,000,000

Lehman Brothers Inc.                                        $50,000,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated          $50,000,000

NationsBanc Capital Markets, Inc.                           $50,000,000

Salomon Brothers Inc                                        $50,000,000
                                                            -----------


     TOTAL                                                 $250,000,000
                                                           ============

             [SIGNATURE PAGE FOR FEBRUARY 7, 1996 TERMS AGREEMENT]


                                       SMITH BARNEY INC.


                                       By:  /s/ Christopher Lynch
                                          -------------------------------------
                                       Its: Authorized Signatory


                                       LEHMAN BROTHERS INC.


                                       By:  /s/ Glenn R. Tilles
                                          -------------------------------------
                                       Its: Authorized Signatory


                                       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                         INCORPORATED


                                       By:  /s/ Thomas R. Williams
                                          -------------------------------------
                                       Its: Authorized Signatory


                                       NATIONSBANC CAPITAL MARKETS, INC.


                                       By:  /s/ Douglas J. Fink
                                          -------------------------------------
                                       Its: Authorized Signatory


                                       SALOMON BROTHERS INC


                                       By:  /s/ Anne Clarke Wolff
                                          -------------------------------------
                                       Its: Authorized Signatory


Accepted:

COMDISCO, INC.


By:  /s/ Edward A. Pacewicz
   ---------------------------------
Its: Authorized Signatory


                                       3